GameStop Concludes Process to Pursue Sale of Company

Grapevine, TX (January 29, 2019) — GameStop Corp. (NYSE: GME) today announced that its Board of Directors has concluded its previously announced efforts to pursue a sale of the company in conjunction with its broader review of strategic and financial alternatives.

In June 2018, GameStop’s Board, together with outside financial and legal advisors, commenced a review of a wide range of alternatives to enhance shareholder value. The Board undertook a comprehensive review process, including discussions with third parties regarding a potential sale of the company. GameStop’s Board has now terminated efforts to pursue a sale of the company due to the lack of available financing on terms that would be commercially acceptable to a prospective acquiror.

As part of the Board’s review process, as previously announced, the company sold its Spring Mobile business. This transaction was completed on January 16, 2019 and generated approximately $735 million in immediate cash proceeds. The Board continues to evaluate the optimal use of these proceeds, which could include reducing the company’s outstanding debt, funding share repurchases, reinvesting in core video game and collectibles businesses to drive growth, or a combination of these options.

Furthermore, the Board is continuing its search process to appoint a highly qualified, permanent CEO and is working with a leading executive search firm.

About GameStop
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a global, multichannel video game and consumer electronics retailer. GameStop operates over 5,800 stores across 14 countries. The company's consumer product network also includes www.gamestop.com; Game Informer® magazine, the world's leading print and digital video game publication; ThinkGeek, www.thinkgeek.com, the premier retailer for the global geek community featuring exclusive and unique video game and pop culture products; and Simply Mac, which sells the full line of Apple products, including laptops, tablets, and smartphones and offers Apple certified warranty and repair services.

General information about GameStop Corp. can be obtained at the company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Such statements include without limitation those about the Company’s expectations for fiscal 2018, future financial and operating results, projections, expectations and other statements that are not historical facts. All statements regarding the Board’s review of operating, strategic, financial and structural alternatives and expected costs and benefits, including whether operating, strategic, financial and structural alternatives could unlock value, are forward-looking statements. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ from those reflected or described in the forward-looking statements: the uncertain outcome, impact, effects and results of the board’s review of operating, strategic, financial and structural alternatives; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital and credit; our inability to obtain sufficient quantities of product to meet consumer demand; the timing of release and consumer demand for new and pre-owned products; our ability to continue to expand, and successfully open and operate new stores for our collectibles business; risks associated with achievement of anticipated financial and operating results from acquisitions; our ability to sustain and grow our console digital video game sales; the impact of goodwill and intangible asset impairments; cost reduction initiatives, including store closing costs; risks related to changes in, and our continued retention of, executive officers and other key personnel; changes in consumer preferences and economic conditions; increased operating costs, including wages; cyber security events and related costs; risks associated with international operations; increased competition and changing technology in the video game industry; changes in domestic or foreign laws and regulations that reduce consumer demand for, or increase prices of, our products or otherwise adversely affect our business; our effective tax rate and the factors affecting our effective tax rate, including changes in international, federal or state tax, trade and other laws and regulations; the costs and outcomes of legal proceedings and tax audits; our use of proceeds from the sale of our Spring Mobile business; and unexpected changes in the assumptions underlying our outlook for fiscal 2018. Additional factors that could cause our results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2018 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this press release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com